Ex 99.1

PTC Announces first fiscal Quarter 2025 Results

Solid ARR and Cash Flow

BOSTON, MA, February 5, 2025 - PTC (NASDAQ: PTC) today reported financial results for its first fiscal quarter ended December 31, 2024.

“In Q1’25, we delivered solid year-over-year constant currency ARR growth of 11% and cash flow growth above 25%, which was in-line with our guidance. Our differentiated strategy leverages our unique portfolio to help product companies accelerate their time to market and manage increasing complexity. It’s an exciting time because our products are at the epicenter of driving business transformation at our customers,” said Neil Barua, President and CEO, PTC.

“In order to better serve the needs of our customers and strengthen our ability to drive consistent growth, in Q1'25, we began the realignment of our go-to-market organization to align with the vertical industries we serve. We will continue to focus on optimizing how we operate, so we can increase customer value while also enhancing shareholder returns,” concluded Barua.

First Fiscal Quarter 2025 Highlights

Key operating and financial highlights are set forth below. The definitions of our operating and non-GAAP financial measures and reconciliations of non-GAAP financial measures to comparable GAAP measures are included below and in the reconciliation tables at the end of this press release.

$ in millions	Q1’25	Q1'24	YoY Change	Q1’25 Guidance
ARR as reported	$2,205	$2,057	7%
Constant currency ARR (FY'25 Plan FX rates1)	$2,277	$2,059	11%	~10.5% growth
Operating cash flow	$238	$187	27%	~$234
Free cash flow	$236	$183	29%	~$230
Revenue[2]	$565	$550	3%[3]	$540 to $570
Operating margin[2]	20%	22%	(110 bps)
Non-GAAP operating margin[2]	34%	36%	(240 bps)
Earnings per share[2]	$0.68[4]	$0.55	23%	$0.28 to $0.52
Non-GAAP earnings per share[2]	$1.10	$1.11	(0%)	$0.75 to $0.95
Total cash and cash equivalents	$196	$265	(26%)
Gross debt[5]	$1,548	$2,267	(32%)

1 On a constant currency basis, using our FY’25 Plan foreign exchange rates (rates as of September 30, 2024) for all periods.

2 Revenue and, as a result, operating margin and earnings per share are impacted under ASC 606.

3 In Q1’25, revenue grew 2% year over year on a constant currency basis.

4 Q1’25 GAAP EPS included a non-cash tax benefit of $5.4 million or $0.04, due to the release of a tax reserve related to prior years.

5 Gross debt excludes unamortized debt issuance costs.

“In a selling environment that continued to be challenging, our Q1’25 ARR grew 11% year over year on a constant currency basis. Our Q1’25 cash flow was solid, with operating cash flow growing 27% year over year and free cash flow growing 29% year over year, driven by ARR growth and a disciplined process for incremental investment in our business. Additionally, as we indicated, we resumed share repurchases, buying back $75 million worth of our stock in Q1,” said Kristian Talvitie, CFO.

“Given our differentiated product portfolio, the resilience of our subscription business model, the actions we have taken over time to align our investments with market opportunities, and allowing that our go-to-market changes are expected to take time to have their intended effect, we expect Q2’25 constant currency ARR growth of approximately 9.5%. Supported by ARR growth, the predictability of our cash collections, the disciplined budgeting structure we have in place, and being mindful of foreign exchange rate fluctuations, we expect Q2’25 free cash flow of approximately $270 million. We also intend to continue to execute on our share repurchase program, with approximately $75 million of buy backs expected in Q2’25,” Talvitie concluded.

Full Fiscal Year 2025 and Second Fiscal Quarter Guidance

$ in millions	FY’25 Previous Guidance	FY’25 Guidance	FY’25 YoY Growth Guidance	Q2’25 Guidance
Constant currency ARR (FY’25 Plan FX rates1)	9% to 10% growth	9% to 10% growth	9% to 10%	~9.5% growth
Operating cash flow	$850 to $865[2]	$850 to $865[2]	13% to 15%	~$274[2]
Free cash flow	$835 to $850[2]	$835 to $850[2]	14% to 16%	~$270[2]
Revenue	$2,505 to $2,605	$2,430 to $2,530	6% to 10%	$590 to $620
Earnings per share	$3.68 to $4.57	$3.36 to $4.24	8% to 36%	$0.79 to $1.05
Non-GAAP earnings per share	$5.60 to $6.30	$5.30 to $6.00	4% to 18%	$1.30 to $1.50

1 On a constant currency basis, using our FY’25 Plan foreign exchange rates (rates as of September 30, 2024) for all periods.

2 FY’25 cash flow guidance includes approximately $20 million of outflows related to go-to-market realignment, of which $11 million was paid out in Q1’25 and approximately $4 million is expected in Q2’25.

Reconciliation of Operating Cash Flow Guidance to Free Cash Flow Guidance

$ in millions	FY’25 Guidance	Q2’25 Guidance

Operating cash flow	$850 to $865	~$274
Capital expenditures	~$15	~$4
Free cash flow	$835 to $850	~$270

Reconciliation of EPS Guidance to Non-GAAP EPS Guidance

	FY’25 Guidance	Q2’25 Guidance

Earnings per share	$3.36 to $4.24	$0.79 to $1.05
Stock-based compensation expense	$1.90 to $1.66	$0.48 to $0.40
Intangible asset amortization expense	~$0.65	~$0.16
Impairment charges to right-of-use lease assets	~$0.04	~$0.04
Income tax adjustments related to the reconciling items	($0.65) to ($0.59)	($0.17) to ($0.15)
Non-GAAP Earnings per share	$5.30 to $6.00	$1.30 to $1.50

FY’25 financial guidance includes the following assumptions:

•
We provide ARR guidance on a constant currency basis, using our FY’25 Plan foreign exchange rates (rates as of September 30, 2024) for all periods.
•
We expect churn to remain low.
•
For cash flow, due to largely similar invoicing seasonality, and consistent with the past 4 years, we expect the majority of our collections to occur in the first half of our fiscal year and for fiscal Q4 to be our lowest cash flow generation quarter.
•
Compared to FY’24, at our FY’25 ARR guidance, FY’25 GAAP operating expenses are expected to increase approximately 4% and FY’25 non-GAAP operating expenses are expected to increase approximately 5%, primarily due to investments to drive future growth.
•
Cash flow guidance includes approximately $20 million of outflows related to go-to-market realignment.
•
Capital expenditures are expected to be approximately $15 million.
•
Cash interest payments are expected to be approximately $90 million.
•
Cash tax payments are expected to be approximately $110 million.
•
GAAP and non-GAAP tax rates are expected to be approximately 25%.
•
GAAP P&L results are expected to include the items below, totaling approximately $284 million to $314 million, as well as their related tax effects:
•
approximately $200 million to $230 million of stock-based compensation expense,
•
approximately $79 million of intangible asset amortization expense, and
•
approximately $5 million of impairment charges to right-of-use lease assets related to facilities subleasing activities.
•
Our long-term goal, assuming our Debt/EBITDA ratio is below 3x, is to return approximately 50% of our free cash flow to shareholders via share repurchases, while also taking into consideration the interest rate environment and strategic opportunities.
•
We currently intend to repurchase approximately $300 million of our common stock in FY’25 and retire the $500 million senior notes due in Q2’25.
•
We currently expect our fully diluted share count to be approximately flat in FY’25.

PTC’s First Fiscal Quarter Results Conference Call

The Company will host a conference call to discuss results at 5:00 pm ET on Wednesday, February 5, 2025. To participate in the live conference call, dial (888) 330-2508 or (240) 789-2735, provide the passcode 7328695, and press # or log in to the webcast, available on PTC’s Investor Relations website. A replay will also be available.

Important Information About Our Operating and Non-GAAP Financial Measures

Non-GAAP Financial Measures

We provide supplemental non-GAAP financial measures to our financial results. We use these non-GAAP financial measures, and we believe that they assist our investors, to make period-to-period comparisons of our operating performance because they provide a view of our operating results without items that are not, in our view, indicative of our operating results. These non-GAAP financial measures should not be construed as an alternative to GAAP results as the items excluded from the non-GAAP financial measures often have a material impact on our operating results, certain of those items are recurring, and others often recur. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results.

Non-GAAP operating expense, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of the following items: stock-based compensation; amortization of acquired intangible assets; acquisition and transaction-related charges included in general and administrative expenses; restructuring and other charges and credits, net; non-operating charges and credits shown in the reconciliation provided; and income tax adjustments. Additional information about the items we exclude from our non-GAAP financial measures and the reasons we exclude them can be found in “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024.

Free Cash Flow: We provide information on free cash flow to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goals and intent to return approximately 50% of our free cash flow to shareholders via stock repurchases. Free cash flow is cash provided by (used in) operations net of capital expenditures. Free cash flow is not a measure of cash available for discretionary expenditures.

Constant Currency (CC): We present CC information to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency exchange rate fluctuations. To present CC information, FY’25 and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the foreign exchange rate as of September 30, 2024, rather than the actual exchange rates in effect during that period.

Operating Measure

ARR: ARR (Annual Run Rate) represents the annualized value of our portfolio of active subscription software, SaaS, hosting, and support contracts as of the end of the reporting period. We calculate ARR as follows:

•
We consider a contract to be active when the product or service contractual term commences (the “start date”) until the right to use the product or service ends (the “expiration date”). Even if the contract with the customer is executed before the start date, the contract will not count toward ARR until the customer right to receive the benefit of the products or services has commenced.
•
For contracts that include annual values that increase over time as there are additional deliverables in subsequent periods, which we refer to as ramp contracts, we include in ARR only the annualized value of components of the contract that are considered active as of the date of the ARR calculation. We do not include the future committed increases in the contract value as of the date of the ARR calculation.
•
As ARR includes only contracts that are active at the end of the reporting period, ARR does not reflect assumptions or estimates regarding future customer renewals or non-renewals.

•
Active contracts are annualized by dividing the total active contract value by the contract duration in days (expiration date minus start date), then multiplying that by 365 days (or 366 days for leap years).

We believe ARR is a valuable operating measure to assess the health of a subscription business because it is aligned with the amount that we invoice the customer on an annual basis. We invoice customers annually for the current year of the contract. A customer with a one-year contract will typically be invoiced for the total value of the contract at the beginning of the contractual term, while a customer with a multi-year contract will be invoiced for each annual period at the beginning of each year of the contract.

ARR increases by the annualized value of active contracts that commence in a reporting period and decreases by the annualized value of contracts that expire in the reporting period.

As ARR is not annualized recurring revenue, it is not calculated based on recognized or unearned revenue and is not affected by variability in the timing of revenue under ASC 606, particularly for on-premises license subscriptions where a substantial portion of the total value of the contract is recognized at a point in time upon the later of when the software is made available, or the subscription term commences.

ARR should be viewed independently of recognized and unearned revenue and is not intended to be combined with, or to replace, either of those items. Investors should consider our ARR operating measure only in conjunction with our GAAP financial results.

Because ARR is independent of recognized and unearned revenue, deferred ARR should not be viewed as a measurement of revenue which will be recognized in future periods.

Forward-Looking Statements

Statements in this document that are not historic facts, including statements about our future financial and growth expectations and targets, potential stock repurchases, and the expected effect of our go-to-market realignment, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include: the macroeconomic and/or global manufacturing climates may not improve or may deteriorate due to, among other factors, the effects of recently imposed import tariffs and threats of additional import tariffs, volatile foreign exchange rates, high interest rates or increases in interest rates and inflation, tightening of credit standards and availability, geopolitical uncertainty, including the effects of the conflicts between Russia and Ukraine and in the Middle East, and tensions with China, any of which could cause customers to delay or reduce purchases of new software, reduce the number of subscriptions they carry, or delay payments to us, which would adversely affect ARR and/or our financial results and cash flow; our investments in our software solutions may not drive expansion of those solutions and/or generate the ARR and/or cash flow we expect if customers are slower to adopt those solutions than we expect or if they adopt competing solutions; our go-to-market realignment and other strategic initiatives to improve organizational and operational efficiency may not do so when or as we expect and may disrupt our business to a greater extent than we expect; other uses of cash or our credit facility limits could limit or preclude the return of 50% of free cash flow to shareholders via share repurchases, or could change the amount and timing of any share repurchases; and foreign exchange rates may differ materially from those we expect. In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including changes to tax laws in the U.S. and other countries and the geographic mix of our revenue, expenses, and profits. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent

Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission.

About PTC (NASDAQ: PTC)

PTC (NASDAQ: PTC) is a global software company that enables industrial and manufacturing companies to digitally transform how they engineer, manufacture, and service the physical products that the world relies on. Headquartered in Boston, Massachusetts, PTC employs over 7,000 people and supports more than 30,000 customers globally. For more information, please visit www.ptc.com.

PTC.com @PTC Blogs

PTC Investor Relations Contact

Matt Shimao
SVP, Investor Relations

mshimao@ptc.com

investor@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended
	December 31,	December 31,
	2024	2023

Revenue:
Recurring revenue	$524,311	$506,027
Perpetual license	9,405	8,440
Professional services	31,412	35,747
Total revenue (1)	565,128	550,214

Cost of revenue (2)	111,797	110,020

Gross margin	453,331	440,194

Operating expenses:
Sales and marketing (2)	157,532	136,924
Research and development (2)	115,516	105,783
General and administrative (2)	53,319	69,206
Amortization of acquired intangible assets	11,440	10,363
Restructuring and other credits, net	-	(795)
Total operating expenses	337,807	321,481

Operating income	115,524	118,713
Other expense, net	(22,370)	(33,114)
Income before income taxes	93,154	85,599
Provision (benefit) for income taxes	10,922	19,212
Net income	$82,232	$66,387

Earnings per share:
Basic	$0.68	$0.56
Weighted average shares outstanding	120,243	119,124

Diluted	$0.68	$0.55
Weighted average shares outstanding	121,145	120,250

(1) See supplemental financial data for revenue by license, support and cloud services, and professional services.
(2) See supplemental financial data for additional information about stock-based compensation.

PTC Inc.
SUPPLEMENTAL FINANCIAL DATA FOR REVENUE AND STOCK-BASED COMPENSATION
(in thousands, except per share data)

Revenue by license, support and services is as follows:
	Three Months Ended
	December 31,	December 31,
	2024	2023
License revenue (1)	$172,754	$183,998
Support and cloud services revenue	360,962	330,469
Professional services revenue	31,412	35,747
Total revenue	$565,128	$550,214

(1) License revenue includes the portion of subscription revenue allocated to license.

The amounts in the income statement include stock-based compensation as follows:

	Three Months Ended
	December 31,	December 31,
	2024	2023
Cost of revenue	$5,913	$5,089
Sales and marketing	18,068	16,127
Research and development	16,155	14,238
General and administrative	15,715	23,559
Total stock-based compensation	$55,851	$59,013

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended
	December 31,	December 31,
	2024	2023

GAAP gross margin	$453,331	$440,194
Stock-based compensation	5,913	5,089
Amortization of acquired intangible assets included in cost of revenue	8,300	9,566
Non-GAAP gross margin	$467,544	$454,849

GAAP operating income	$115,524	$118,713
Stock-based compensation	55,851	59,013
Amortization of acquired intangible assets	19,740	19,929
Acquisition and transaction-related charges	215	2,506
Restructuring and other credits, net	-	(795)
Non-GAAP operating income (1)	$191,330	$199,366

GAAP net income	$82,232	$66,387
Stock-based compensation	55,851	59,013
Amortization of acquired intangible assets	19,740	19,929
Acquisition and transaction-related charges	215	2,506
Restructuring and other credits, net	-	(795)
Income tax adjustments (2)	(24,691)	(14,038)
Non-GAAP net income	$133,347	$133,002

GAAP diluted earnings per share	$0.68	$0.55
Stock-based compensation	0.46	0.49
Amortization of acquired intangibles	0.16	0.17
Acquisition and transaction-related charges	0.00	0.02
Restructuring and other credits, net	-	(0.01)
Income tax adjustments (2)	(0.20)	(0.12)
Non-GAAP diluted earnings per share	$1.10	$1.11

(1) Operating margin impact of non-GAAP adjustments:
	Three Months Ended
	December 31,	December 31,
	2024	2023
GAAP operating margin	20.4%	21.6%
Stock-based compensation	9.9%	10.7%
Amortization of acquired intangibles	3.5%	3.6%
Acquisition and transaction-related charges	0.0%	0.5%
Restructuring and other credits, net	0.0%	(0.1)%
Non-GAAP operating margin	33.9%	36.2%

(2) Income tax adjustments reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above. Additionally, adjustments exclude a $5.4 million benefit in Q1’25 and $3.6 million charge in Q1’24 related to the non-cash tax impact of tax reserves related to prior years in foreign jurisdictions.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	September 30,
	2024	2024

ASSETS

Cash and cash equivalents	$196,338	$265,808
Accounts receivable, net	694,807	861,953
Property and equipment, net	71,069	75,187
Goodwill and acquired intangible assets, net	4,295,528	4,359,367
Lease assets, net	128,357	133,317
Other assets	689,265	687,910

Total assets	$6,075,364	$6,383,542

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$726,167	$775,274
Debt, net of deferred issuance costs	1,543,991	1,748,572
Lease obligations	175,890	181,754
Other liabilities	399,495	463,544
Stockholders' equity	3,229,821	3,214,398

Total liabilities and stockholders' equity	$6,075,364	$6,383,542

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	December 31,	December 31,
	2024	2023

Cash flows from operating activities:
Net income	$82,232	$66,387
Stock-based compensation	55,851	59,013
Depreciation and amortization	25,823	27,222
Amortization of right-of-use lease assets	7,928	7,724
Operating lease liability	(3,850)	(4,953)
Accounts receivable	131,353	153,950
Accounts payable and accruals	(15,336)	(64,687)
Deferred revenue	(27,810)	(29,094)
Income taxes	(13,528)	13,467
Other	(4,234)	(41,688)
Net cash provided by operating activities	238,429	187,341

Capital expenditures	(2,767)	(4,563)
Acquisition of businesses, net of cash acquired(1)	-	(93,457)
Borrowings (payments) on debt, net(2)	(205,125)	558,404
Repurchases of common stock	(75,000)	-
Deferred acquisition payment(3)	-	(620,040)
Payments of withholding taxes in connection with vesting of stock-based awards	(42,789)	(50,326)
Settlement of net investment hedges	28,308	(7,347)
Other financing & investing activities	(1,410)	-
Foreign exchange impact on cash	(9,201)	6,689

Net change in cash, cash equivalents, and restricted cash	(69,555)	(23,299)
Cash, cash equivalents, and restricted cash, beginning of period	266,466	288,798
Cash, cash equivalents, and restricted cash, end of period	$196,911	$265,499

Supplemental cash flow information:
Cash paid for interest(3)	$15,398	$44,757

(1) In Q1'24, we acquired pure-systems for $93 million, net of cash acquired.
(2) In Q1'24, we borrowed $740 million to fund the ServiceMax deferred acquisition payment and the pure-systems acquisition and made $181 million in payments on our debt.

(3) In Q1'24, we made a payment of $650 million to settle the ServiceMax deferred acquisition payment liability, of which $620 million is a financing outflow and $30 million is an operating outflow and included in cash paid for interest.

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands)

	Three Months Ended
	December 31,	December 31,
	2024	2023
Cash provided by operating activities	$238,429	$187,341
Capital expenditures	(2,767)	(4,563)
Free cash flow	$235,662	$182,778